UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Barrier Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3828030

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

600 College Road East, Suite 3200, Princeton, New Jersey	08540

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-112539

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock, par value $0.0001 per share, to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-112539), as amended (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

Exhibit Number	Description of Document
1	Form of Amended and Restated Certificate of Incorporation of Registrant to be effective prior to completion of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1/A filed on April 2, 2004 (File No. 333-112539)).

2	Form of Bylaws of the Registrant to be effective prior to completion of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1/A filed on April 2, 2004 (File No. 333-112539)).

3	Amended and Restated Investors Rights Agreement, dated as of October 23, 2003, by and among the Registrant and the Investors listed therein (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed on February 6, 2004 (File No. 333-112539)).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BARRIER THERAPEUTICS, INC.

Date:	April 12, 2004	By:	/s/ Geert Cauwenbergh

		Name:	Geert Cauwenbergh, Ph.D.
		Title:	Chief Executive Officer